Exhibit 99

General Cable Announces Initiation of Quarterly Dividend and Extends $125 Million Share Repurchase Authorization Through the End of 2013

HIGHLAND HEIGHTS, Ky.--(BUSINESS WIRE)--May 20, 2013--General Cable Corporation (NYSE: BGC) today announced that its Board of Directors has authorized the payment of a regular quarterly dividend. The Board declared an initial quarterly dividend of $0.18 per share, payable on June 28, 2013 to all common shareholders of record as of June 10, 2013. The quarterly dividend is the first for General Cable since 2002. In addition, the Board extended the Company’s existing $125 million, one-year share repurchase program originally adopted in October 2012. The 2012 repurchase program authorization will now continue through the end of 2013. This program has not been utilized by the Company principally due to restrictions implemented while the Company restated its financial statements at the end of 2012 and into the early part of 2013.

Gregory B. Kenny, President and Chief Executive Officer of General Cable, said, “Over the past several years, we have continued to transform the Company expanding into faster growing emerging markets and enhancing our product portfolio in developed markets through both acquisitions and organic investments. Our financial position and confidence in our operating model have strengthened considerably over this time and we believe the Company is now in the position to begin returning cash to shareholders. Our approach to capital deployment will benefit our shareholders by returning cash through quarterly dividends and will provide the potential for additional returns to shareholders through our share repurchase program. We believe this is a balanced approach providing us with financial flexibility to service our financial obligations while we work to grow the business in a volatile commodity price environment, which can have a meaningful impact on working capital requirements. As a global company, we also remain cognizant of geographically varying sources of liquidity, tax efficiency and other considerations as well as potentially attractive acquisition opportunities.”

The Company intends to pay quarterly dividends on its common shares subject to, among other things, the best interest of its shareholders, results of operations, cash balances and future cash requirements, financial condition, and other factors that may be relevant. The Company will utilize the buyback authority in the context of economic conditions as well as the then prevailing market prices of the common stock of the Company, regulatory requirements, and alternative capital investment opportunities.

General Cable Corporation (NYSE:BGC), a Fortune 500 Company, is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products and systems for the energy, industrial, specialty, construction and communications markets. Visit our website at www.generalcable.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve risks and uncertainties, predict or describe future events or trends and that do not relate solely to historical matters. Forward looking statements can generally be identified by use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which we have no control. These factors include, but are not limited to: the economic strength and competitive nature of the geographic markets that the Company serves; our ability to increase manufacturing capacity and productivity, our ability to increase our selling prices during periods of increasing raw material costs; our ability to service, and meet all requirements under, our debt, and to maintain adequate domestic and international credit facilities and credit lines; the impact of unexpected future judgments or settlements of claims and litigation; the impact of foreign currency fluctuations, compliance with U.S. and foreign laws, the Company’s ability to implement and make appropriate, timely and beneficial decisions as to when, how and if to purchase shares under the repurchase program and the other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to, its annual report on Form 10-K filed with the SEC on March 1, 2013, and subsequent SEC filings. You are cautioned not to place undue reliance on these forward-looking statements. General Cable does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.

CONTACT:
General Cable Corporation
Len Texter, Director, Investor Relations, 859-572-8684